UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ		85255
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(480) 362 9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 29 and March 31, 2016, certain officers of Colony Starwood Homes (the “Company”) will present to analysts at meetings in the Company’s offices and will refer to a slide presentation regarding the business and real estate portfolio of the Company. A copy of this presentation is being furnished as Exhibit 99.1 to this report and will be posted on the Company’s website, www.colonystarwood.com. This presentation is not associated with any offering of securities.

The information in this Current Report, including exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent it is specifically incorporated by reference in such a filing. The inclusion in this filing of the presentation materials and the information contained therein will not be deemed an admission as to the materiality of any such information.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Colony Starwood Homes Business Update Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES

Dated: March 29, 2016	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Colony Starwood Homes Business Update Presentation